Exhibit 99.1

People’s United Financial Reports Third Quarter Net Income of $139.7 Million, or $0.32 per Common Share

Operating Earnings of $0.33 per Common Share

•	Sustained excellent asset quality as evidenced by net loan charge-offs to average total loans of eight basis points.

•	Generated positive operating leverage reflected by a 60-basis point linked-quarter improvement in the efficiency ratio to 56.8 percent due to lower expenses and continued strong non-interest income.

•	Reached a new agreement with Stop & Shop to retain 27 strategic in-store branch locations in Connecticut.

•	Declared quarterly dividend of $0.1825 per common share payable November 15, 2021, to shareholders of record on November 1, 2021.

BRIDGEPORT, CT., October 21, 2021 – People’s United Financial, Inc. (NASDAQ: PBCT) today reported results for the third quarter of 2021. These results along with comparison periods are summarized below:

	Three Months Ended
($ in millions, except per common share data)	Sep. 30, 2021	Jun. 30, 2021	Sep. 30, 2020
Net income	$139.7	$170.8	$144.6
Net income available to common shareholders	136.2	167.3	141.1
Per common share	0.32	0.39	0.34
Operating earnings[1]	141.1	176.1	144.7
Per common share	0.33	0.41	0.34
Net interest income	$370.3	$380.9	$391.4
Net interest margin	2.64%	2.70%	2.97%
Non-interest income	100.4	99.0	101.1
Non-interest expense	$289.2	$305.0	$293.6
Operating non-interest expense[1]	282.9	293.8	289.0
Efficiency ratio	56.8%	57.4%	53.8%
Average balances
Loans	$39,934	$41,683	$44,853
Deposits	52,822	53,041	49,542
Period-end balances
Loans	39,526	41,366	45,231
Deposits	52,871	52,581	49,637
[1]	See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16.

“We are pleased with our third quarter performance, particularly given the low interest rate environment,” said Jack Barnes, Chairman and Chief Executive Officer. “Our focus remains on completing the merger with M&T, which will bring together two high-performing and well-respected institutions. While the combined bank will have significant size and scale to offer customers greater branch access, more innovative solutions, and enhanced digital capabilities, the Company will remain true to its collective roots of delivering superior service at the local level and providing steadfast community support. As we have worked closely with our M&T partners on integration, we have developed an even greater appreciation for the similarity of the cultures and philosophies between the two banks. As such, a seamless transition is expected for our clients and colleagues once the transaction is closed. Finally, I want to express my sincere gratitude to all our employees for their efforts and dedication as we move towards People’s United’s next chapter and further build upon its storied legacy.”

“The third quarter financial results reflect the consistent core earnings power of the franchise and were highlighted by continued excellent asset quality, well-controlled expenses, strong non-interest income, and a lower effective tax rate,” stated David Rosato, Senior Executive Vice President and Chief Financial Officer. “Operating earnings of $141 million were down $35 million linked-quarter driven by a change of $42 million after-tax in the provision for credit losses. Pre-provision net revenue increased four percent linked-quarter, or one percent on an operating basis. Net interest margin of 2.64 percent was six basis points lower than the second quarter mostly due to increased excess liquidity. Conversely, the margin benefited from continued stable loan yields and a further reduction in deposit costs.”

Rosato continued, “The loan-to-deposit ratio concluded the quarter at 75 percent as the total loan portfolio decreased $1.8 billion or four percent from June 30, while deposits grew $290 million or one percent. Loan growth continued to experience headwinds during the quarter as period-end loans, excluding forgiveness of PPP balances, declined approximately $1.1 billion, primarily due to lower commercial real estate and retail balances of $581 million and $450 million, respectively, as well as a $200 million reduction in the mortgage warehouse portfolio. These decreases were partially offset by solid results in LEAF and asset-based lending. Growth in period-end deposits was largely attributable to higher balances within our municipal and mortgage warehouse businesses. Finally, capital ratios remain strong and improved linked-quarter for both the Bank and Holding Company.”

	As of and for the Three Months Ended
	Sep. 30, 2021	Jun. 30, 2021	Sep. 30, 2020
Asset Quality
Net loan charge-offs to average total loans	0.08%	0.10%	0.15%
Non-performing loans as a percentage of total loans	0.81%	0.79%	0.68%
Returns
Return on average assets[1]	0.87%	1.07%	0.94%
Return on average tangible common equity[1]	11.6%	14.7%	13.1%
Capital Ratios
People’s United Financial, Inc.
Tangible common equity / tangible assets	7.8%	7.7%	7.5%
Tier 1 leverage	8.6%	8.4%	8.2%
Common equity tier 1	11.7%	11.3%	9.9%
Tier 1 risk-based	12.3%	11.8%	10.5%
Total risk-based	13.4%	13.1%	11.8%
People’s United Bank, N.A.
Tier 1 leverage	8.8%	8.8%	8.7%
Common equity tier 1	12.6%	12.3%	11.0%
Tier 1 risk-based	12.6%	12.3%	11.0%
Total risk-based	13.6%	13.5%	12.3%

[1]	See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16

The Board of Directors declared a $0.1825 per common share quarterly dividend payable November 15, 2021, to shareholders of record on November 1, 2021. Based on the closing stock price on October 20, 2021, the dividend yield on People’s United Financial common stock is 3.9 percent.

People’s United Bank, N.A. is a subsidiary of People’s United Financial, Inc., a diversified, community-focused financial services company headquartered in the Northeast with over $63.5 billion in assets. Founded in 1842, People’s United Bank offers commercial and retail banking through a network of more than 400 retail locations in Connecticut, New York, Massachusetts, Vermont, New Hampshire and Maine, as well as wealth management solutions. The company also provides specialized commercial services to customers nationwide.

3Q 2021 Financial Highlights

Summary

•	Net income totaled $139.7 million, or $0.32 per common share.

•	Net income available to common shareholders totaled $136.2 million.

•	Operating earnings totaled $141.1 million, or $0.33 per common share (see page 16).

•	Net interest income totaled $370.3 million in 3Q21 compared to $380.9 million in 2Q21.

•	Includes $23.1 million associated with PPP loans in 3Q21 ($20.3 million in net fees and $2.8 million in net interest income).

•	Net interest margin decreased six basis points from 2Q21 to 2.64% reflecting:

•	One additional calendar day in 3Q21 (increase of two basis points).

•	Lower rates on deposits (increase of one basis point).

•	Lower yields on the securities portfolio (decrease of five basis points).

•	Lower yields on the loan portfolio (decrease of four basis points).

•	Excess liquidity resulting from deposits at the Federal Reserve Bank had a seven basis point negative impact on the net interest margin in 3Q21.

•	PPP loans had a ten basis point favorable impact on the net interest margin in 3Q21.

•	Provision for credit losses on loans totaled $12.0 million.

•	Allowance for credit losses on loans increased $4.3 million.

•	Net loan charge-offs totaled $7.7 million.

•	Net loan charge-off ratio of 0.08%.

•	Non-interest income totaled $100.4 million in 3Q21 compared to $99.0 million in 2Q21.

•	Bank service charges increased $1.0 million.

•	Commercial banking lending fees decreased $2.3 million.

•	Customer interest rate swap income decreased $0.6 million.

•	Other non-interest income in 3Q21 includes $3.9 million of net gains on building sales.

•	At September 30, 2021, assets under discretionary management totaled $10.1 billion.

•	Non-interest expense totaled $289.2 million in 3Q21 compared to $305.0 million in 2Q21.

•	Operating non-interest expense totaled $282.9 million in 3Q21 and $293.8 million in 2Q21 (see page 16).

•	Compensation and benefits expense decreased $9.9 million, primarily reflecting higher incentive-related accruals in 2Q21.

•	Regulatory assessments expense decreased $1.2 million.

•	Professional and outside services expense, excluding $4.1 million and $6.0 million of non-operating expenses in 3Q21 and 2Q21, respectively, decreased $0.5 million.

•	Other non-interest expense includes non-operating expenses totaling $1.6 million in 3Q21 and $5.0 million in 2Q21.

•	The efficiency ratio was 56.8% for 3Q21 compared to 57.4% for 2Q21 and 53.8% for 3Q20 (see page 16).

•	The effective income tax rate was 17.5% for 3Q21 and 19.8% for the first nine months of 2021, compared to 37.0% for the full-year of 2020.

•

The full-year 2020 effective income tax rate reflects the impact of a non-deductible goodwill impairment charge for which no tax benefit was realized. Excluding non-deductible goodwill impairment, the effective income tax rate was 18.4% for the full-year of 2020.

Commercial Banking

•	Commercial loans totaled $30.5 billion at September 30, 2021, a $1.4 billion decrease from June 30, 2021.

•	PPP loans decreased $753 million.

•	The mortgage warehouse portfolio decreased $200 million.

•	The New York multifamily portfolio decreased $46 million.

•	The equipment financing portfolio increased $49 million.

•	Average commercial loans totaled $30.7 billion in 3Q21, a $1.3 billion decrease from 2Q21.

•	Average PPP loans decreased $1.0 billion.

•	The average mortgage warehouse portfolio decreased $43 million.

•	The average New York multifamily portfolio decreased $42 million.

•	The average equipment financing portfolio increased $68 million.

•	Commercial deposits totaled $25.9 billion at September 30, 2021 compared to $24.9 billion at June 30, 2021.

•	The ratio of non-accrual commercial loans to total commercial loans was 0.84% at September 30, 2021 compared to 0.82% at June 30, 2021.

•	Non-performing commercial assets totaled $262.1 million at September 30, 2021 compared to $269.2 million at June 30, 2021.

•	For the commercial loan portfolio, the allowance for credit losses as a percentage of commercial loans was 0.75% at September 30, 2021 compared to 0.76% at June 30, 2021.

•	The commercial allowance for credit losses represented 90% of non-accrual commercial loans at September 30, 2021 compared to 93% at June 30, 2021.

Retail Banking

•	Residential mortgage loans totaled $7.3 billion at September 30, 2021, a $356 million decrease from June 30, 2021.

•	Average residential mortgage loans totaled $7.4 billion in 3Q21, a $390 million decrease from 2Q21.

•	Home equity loans totaled $1.7 billion at September 30, 2021, a $90 million decrease from June 30, 2021.

•	Average home equity loans totaled $1.7 billion in 3Q21, an $83 million decrease from 2Q21.

•	Retail deposits totaled $27.0 billion at September 30, 2021 compared to $27.7 billion at June 30, 2021.

•	The ratio of non-accrual residential mortgage loans to residential mortgage loans was 0.68% at September 30, 2021 compared to 0.65% at June 30, 2021.

•	The ratio of non-accrual home equity loans to home equity loans was 0.96% at September 30, 2021 compared to 1.01% at June 30, 2021.

•	For the retail loan portfolio, the allowance for credit losses as a percentage of retail loans was 1.36% at September 30, 2021 compared to 1.13% at June 30, 2021.

•	The retail allowance for credit losses represented 187% of non-accrual retail loans at September 30, 2021 compared to 158% at June 30, 2021.

Certain statements contained in this release are forward-looking in nature. These include all statements about People’s United Financial’s plans, objectives, expectations and other statements that are not historical facts, and usually use words such as “expect,” “anticipate,” “believe,” “should” and similar expressions. Such statements represent management’s current beliefs, based upon information available at the time the statements are made, with regard to the matters addressed. All forward-looking statements are subject to risks and uncertainties that could cause People’s United Financial’s actual results or financial condition to differ materially from those expressed in or implied by such statements. Factors of particular importance to People’s United Financial include, but are not limited to: (1) changes in general, international, national or regional economic conditions; (2) changes in interest rates; (3) changes in loan default and charge-off rates; (4) changes in deposit levels; (5) changes in levels of income and expense in non-interest income and expense related activities; (6) changes in accounting and regulatory guidance applicable to banks; (7) price levels and conditions in the public securities markets generally; (8) competition and its effect on pricing, spending, third-party relationships and revenues; (9) the pending merger with M&T Bank Corporation; (10) changes in regulation resulting from or relating to financial reform legislation; and (11) the COVID-19 pandemic and its effect on the economic and business environment in which we operate. People’s United Financial does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

###

Access Information About People’s United Financial at www.peoples.com.

INVESTOR CONTACT:

Andrew S. Hersom

Investor Relations

203.338.4581

Andrew.Hersom@peoples.com

MEDIA CONTACT:

Steven Bodakowski

Corporate Communications

203.338.4202

Steven.Bodakowski@peoples.com

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS

	As of and for the Three Months Ended
(dollars in millions, except per common share data)	Sept. 30, 2021	June 30, 2021	March 31, 2021	Dec. 31, 2020	Sept. 30, 2020
Earnings Data:
Net interest income (fully taxable equivalent)	$377.9	$388.7	$393.5	$390.2	$398.7
Net interest income	370.3	380.9	385.9	382.8	391.4
Provision for credit losses	12.1	(40.8)	(13.6)	14.7	26.8
Non-interest income (1)	100.4	99.0	94.6	178.2	101.1
Non-interest expense (1)	289.2	305.0	311.9	646.4	293.6
Income (loss) before income tax expense	169.4	215.7	182.2	(100.1)	172.1
Net income (loss)	139.7	170.8	144.5	(145.3)	144.6
Net income (loss) available to common shareholders (1)	136.2	167.3	141.0	(148.8)	141.1
Selected Statistical Data:
Net interest margin (2)	2.64%	2.70%	2.74%	2.84%	2.97%
Return on average assets (1), (2)	0.87	1.07	0.90	(0.93)	0.94
Return on average common equity (2)	7.2	9.1	7.7	(7.8)	7.5
Return on average tangible common equity (1), (2)	11.6	14.7	12.5	(13.4)	13.1
Efficiency ratio (1)	56.8	57.4	56.6	55.5	53.8
Common Share Data:
Earnings (loss) per common share:
Basic	$0.32	$0.40	$0.34	$(0.36)	$0.34
Diluted (1)	0.32	0.39	0.33	(0.35)	0.34
Dividends paid per common share	0.1825	0.1825	0.1800	0.1800	0.1800
Common dividend payout ratio (1)	56.8%	46.2%	53.7%	(50.8)%	53.6%
Book value per common share	$17.85	$17.77	$17.42	$17.56	$18.11
Tangible book value per common share (1)	11.18	11.08	10.70	10.77	10.37
Stock price:
High	18.08	19.62	19.40	13.58	12.36
Low	15.18	16.75	12.66	9.98	9.74
Close	17.47	17.14	17.90	12.93	10.31
Common shares outstanding (in millions) (1)	427.77	427.77	427.22	424.68	424.67
Weighted average diluted common shares (in millions)	424.77	425.08	422.58	420.39	420.29

(1)	See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16.
(2)	Annualized.

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS

	As of and for the Nine Months Ended September 30,
(dollars in millions, except per common share data)	2021	2020
Earnings Data:
Net interest income (fully taxable equivalent)	$1,160.1	$1,215.4
Net interest income	1,137.1	1,193.0
Provision for credit losses	(42.3)	141.1
Non-interest income	294.0	314.5
Non-interest expense (1)	906.1	917.7
Income before income tax expense	567.3	448.7
Net income	455.0	364.9
Net income available to common shareholders (1)	444.5	354.4
Selected Statistical Data:
Net interest margin (2)	2.69%	3.05%
Return on average assets (1), (2)	0.95	0.80
Return on average common equity (2)	8.0	6.3
Return on average tangible common equity (1), (2)	12.9	11.0
Efficiency ratio (1)	56.9	53.8
Common Share Data:
Earnings per common share:
Basic	$1.06	$0.84
Diluted (1)	1.05	0.84
Dividends paid per common share	0.5450	0.5375
Common dividend payout ratio (1)	51.8%	64.5%
Book value per common share	$17.85	$18.11
Tangible book value per common share (1)	11.18	10.37
Stock price:
High	19.62	17.00
Low	12.66	9.37
Close	17.47	10.31
Common shares oustanding (in millions) (1)	427.77	424.67
Weighted average diluted common shares (in millions)	424.21	423.28

(1)	See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16.
(2)	Annualized.

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS - Continued

	As of and for the Three Months Ended
(dollars in millions)	Sept. 30, 2021	June 30, 2021	March 31, 2021	Dec. 31, 2020	Sept. 30, 2020
Financial Condition Data:
Total assets	$63,673	$63,341	$64,172	$63,092	$60,871
Loans	39,526	41,366	42,770	43,870	45,231
Securities	10,541	10,597	10,445	9,191	8,270
Short-term investments	7,723	5,249	4,992	3,766	439
Allowance for credit losses on loans	352	348	399	425	424
Goodwill and other acquisition-related intangible assets	2,817	2,826	2,835	2,846	3,244
Deposits	52,871	52,581	53,475	52,138	49,637
Borrowings	977	952	1,156	1,148	1,237
Notes and debentures	999	1,002	1,003	1,010	1,012
Stockholders’ equity	7,783	7,750	7,592	7,603	7,831
Total risk-weighted assets (1):
People’s United Financial, Inc.	42,711	43,654	43,833	45,075	45,756
People’s United Bank, N.A.	42,706	43,623	43,812	45,016	45,685
Non-accrual loans	321	328	353	329	306
Net loan charge-offs	7.7	10.3	12.4	13.4	17.3
Average Balances:
Loans	$39,934	$41,683	$42,854	$44,061	$44,853
Securities (2)	10,432	10,418	9,561	8,390	7,922
Short-term investments	6,999	5,469	5,000	2,582	842
Total earning assets	57,365	57,570	57,415	55,034	53,617
Total assets	63,876	63,930	64,057	62,396	61,293
Deposits	52,822	53,041	52,876	50,674	49,542
Borrowings	940	1,012	1,143	1,233	1,283
Notes and debentures	1,002	1,003	1,008	1,011	1,014
Total funding liabilities	54,764	55,056	55,027	52,918	51,839
Stockholders’ equity	7,779	7,634	7,606	7,884	7,801
Ratios:
Net loan charge-offs to average total loans (annualized)	0.08%	0.10%	0.12%	0.12%	0.15%
Non-performing assets to total loans, real estate owned and repossessed assets	0.83	0.82	0.85	0.78	0.71
Allowance for credit losses on loans to:
Total loans	0.89	0.84	0.93	0.97	0.94
Non-accrual loans	109.9	106.1	113.0	129.1	138.4
Average stockholders’ equity to average total assets	12.9	11.9	11.9	12.6	12.7
Stockholders’ equity to total assets	12.2	12.2	11.8	12.1	12.9
Tangible common equity to tangible assets (3)	7.8	7.7	7.4	7.5	7.5
Total risk-based capital (1):
People’s United Financial, Inc.	13.4	13.1	12.9	12.4	11.8
People’s United Bank, N.A.	13.6	13.5	13.5	12.8	12.3

(1)	September 30, 2021 amounts and ratios are preliminary.
(2)	Average balances for securities are based on amortized cost.
(3)	See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16.

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF CONDITION

(in millions)	Sept. 30, 2021	June 30, 2021	Dec. 31, 2020	Sept. 30, 2020
Assets
Cash and due from banks	$410.6	$516.3	$477.3	$616.8
Short-term investments	7,723.0	5,249.4	3,766.0	438.6
Securities:
Debt securities available-for-sale, at fair value	6,257.0	6,328.6	4,925.5	4,080.7
Debt securities held-to-maturity, at amortized cost	3,929.8	4,003.1	3,993.8	3,916.5
Federal Reserve Bank and Federal Home Loan Bank stock, at cost	264.7	264.9	266.6	267.1
Equity securities, at fair value	—	—	5.3	5.6

Total securities	10,451.5	10,596.6	9,191.2	8,269.9

Loans held-for-sale	9.8	5.4	26.5	21.4
Loans:
Commercial and industrial (1)	12,769.0	13,627.4	14,982.3	15,295.0
Commercial real estate (1)	12,662.6	13,243.2	13,336.9	13,713.3
Equipment financing	5,040.3	4,990.9	4,930.0	4,887.6

Total Commercial Portfolio	30,471.9	31,861.5	33,249.2	33,895.9

Residential mortgage	7,269.8	7,626.2	8,518.9	9,095.6
Home equity and other consumer	1,784.1	1,877.9	2,101.4	2,239.1

Total Retail Portfolio	9,053.9	9,504.1	10,620.3	11,334.7

Total loans	39,525.8	41,365.6	43,869.5	45,230.6
Less allowance for credit losses on loans	(352.4)	(348.1)	(425.1)	(423.8)

Total loans, net	39,173.4	41,017.5	43,444.4	44,806.8

Goodwill and other acquisition-related intangible assets	2,816.9	2,825.8	2,845.9	3,243.5
Bank-owned life insurance	716.5	713.7	711.6	710.5
Premises and equipment, net	249.9	261.8	276.7	281.3
Other assets	2,121.0	2,154.2	2,352.2	2,482.4

Total assets	$63,672.6	$63,340.7	$63,091.8	$60,871.2

Liabilities
Deposits:
Non-interest-bearing	$16,334.6	$16,722.8	$15,881.7	$14,101.9
Savings	6,685.4	6,710.2	6,029.7	5,846.3
Interest-bearing checking and money market	25,614.7	24,705.9	24,567.5	23,361.8
Time	4,236.6	4,442.3	5,658.8	6,326.5

Total deposits	52,871.3	52,581.2	52,137.7	49,636.5

Borrowings:
Federal Home Loan Bank advances	569.6	569.7	569.7	579.8
Customer repurchase agreements	407.8	382.5	452.9	432.5
Federal funds purchased	—	—	125.0	225.0

Total borrowings	977.4	952.2	1,147.6	1,237.3

Notes and debentures	999.4	1,001.6	1,009.6	1,012.0
Other liabilities	1,041.5	1,056.1	1,194.1	1,153.9

Total liabilities	55,889.6	55,591.1	55,489.0	53,039.7

Stockholders’ Equity
Preferred stock	244.1	244.1	244.1	244.1
Common stock	5.4	5.4	5.3	5.3
Additional paid-in capital	7,714.9	7,709.4	7,663.6	7,657.3
Retained earnings	1,574.7	1,516.5	1,363.6	1,589.1
Unallocated common stock of ESOP, at cost	(110.2)	(112.0)	(115.6)	(117.4)
Accumulated other comprehensive loss	(176.9)	(144.8)	(89.2)	(77.9)
Treasury stock, at cost	(1,469.0)	(1,469.0)	(1,469.0)	(1,469.0)

Total stockholders’ equity	7,783.0	7,749.6	7,602.8	7,831.5

Total liabilities and stockholders’ equity	$63,672.6	$63,340.7	$63,091.8	$60,871.2

(1)

In the first quarter of 2021, the Company completed a portfolio review to ensure consistent classification of certain commercial loans across the Company’s franchise and conformity to industry practice for such loans. As a result, approximately $350 million of loans secured by non-owner-occupied commercial properties were prospectively reclassified, in March 2021, from commercial and industrial loans to commercial real estate loans. Prior period balances were not restated to conform to the current presentation.

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
(in millions, except per common share data)	Sept. 30, 2021	June 30, 2021	March 31, 2021	Dec. 31, 2020	Sept. 30, 2020
Interest and dividend income:
Commercial and industrial	$104.3	$107.9	$116.1	$111.3	$110.7
Commercial real estate	96.5	101.6	98.8	106.1	110.5
Equipment financing	62.3	62.5	62.8	62.1	65.4
Residential mortgage	58.8	64.4	69.9	74.9	82.1
Home equity and other consumer	15.2	16.2	16.5	18.7	19.9

Total interest on loans	337.1	352.6	364.1	373.1	388.6
Securities	53.8	52.4	51.4	47.2	47.5
Short-term investments	2.8	1.3	1.2	0.8	0.4
Loans held-for-sale	0.1	—	0.3	0.4	0.3

Total interest and dividend income	393.8	406.3	417.0	421.5	436.8

Interest expense:
Deposits	15.1	17.1	22.7	30.1	36.5
Borrowings	1.2	1.1	1.2	1.3	1.5
Notes and debentures	7.2	7.2	7.2	7.3	7.4

Total interest expense	23.5	25.4	31.1	38.7	45.4

Net interest income	370.3	380.9	385.9	382.8	391.4
Provision for credit losses on loans	12.0	(40.7)	(13.6)	14.7	27.1
Provision for credit losses on securities	0.1	(0.1)	—	—	(0.3)

Net interest income after provision for credit losses	358.2	421.7	399.5	368.1	364.6

Non-interest income:
Bank service charges	25.9	24.9	23.5	24.7	24.5
Investment management fees	21.1	21.5	19.9	18.9	18.8
Commercial banking lending fees	11.8	14.1	13.6	15.5	12.7
Operating lease income	10.6	11.2	11.3	12.9	12.4
Cash management fees	9.6	9.6	9.2	9.1	8.8
Customer interest rate swap income, net	1.8	2.4	0.1	2.2	1.2
Gain on sale of business, net of expenses (1)	—	—	—	75.9	—
Other non-interest income	19.6	15.3	17.0	19.0	22.7

Total non-interest income	100.4	99.0	94.6	178.2	101.1

Non-interest expense:
Compensation and benefits	167.7	177.6	172.8	166.6	166.5
Occupancy and equipment	50.2	50.0	49.1	50.9	49.1
Professional and outside services	27.6	30.0	33.6	24.9	24.1
Amortization of other acquisition-related intangible assets	8.9	8.8	11.0	9.7	10.2
Operating lease expense	7.0	7.6	7.8	8.5	9.3
Regulatory assessments	6.6	7.8	8.1	6.9	8.4
Goodwill impairment	—	—	—	353.0	—
Other non-interest expense	21.2	23.2	29.5	25.9	26.0

Total non-interest expense (1)	289.2	305.0	311.9	646.4	293.6

Income (loss) before income tax expense	169.4	215.7	182.2	(100.1)	172.1
Income tax expense	29.7	44.9	37.7	45.2	27.5

Net income (loss)	139.7	170.8	144.5	(145.3)	144.6
Preferred stock dividend	3.5	3.5	3.5	3.5	3.5

Net income (loss) available to common shareholders	$136.2	$167.3	$141.0	$(148.8)	$141.1

Earnings (loss) per common share:
Basic	$0.32	$0.40	$0.34	$(0.36)	$0.34
Diluted	0.32	0.39	0.33	(0.35)	0.34

(1)

The gain on sale of business, net of expenses, is considered non-operating income. Total non-interest expense includes $6.3 million, $11.2 million, $19.6 million, $357.9 million and $4.6 million of non-operating expenses for the three months ended September 30, 2021, June 30, 2021, March 31, 2021, December 31, 2020 and September 30, 2020, respectively. See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16.

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF INCOME

	Nine Months Ended Sept. 30,
(in millions, except per common share data)	2021	2020
Interest and dividend income:
Commercial and industrial	$328.3	$382.5
Commercial real estate	296.9	329.5
Equipment financing	187.6	201.2
Residential mortgage	193.1	257.3
Home equity and other consumer	47.9	68.0

Total interest on loans	1,053.8	1,238.5
Securities	157.6	148.5
Short-term investments	5.3	2.6
Loans held-for-sale	0.4	3.9

Total interest and dividend income	1,217.1	1,393.5

Interest expense:
Deposits	54.9	157.1
Borrowings	3.5	18.9
Notes and debentures	21.6	24.5

Total interest expense	80.0	200.5

Net interest income	1,137.1	1,193.0
Provision for credit losses on loans	(42.3)	141.4
Provision for credit losses on securities	—	(0.3)

Net interest income after provision for credit losses	1,179.4	1,051.9

Non-interest income:
Bank service charges	74.3	72.8
Investment management fees	62.5	54.3
Commercial banking lending fees	39.5	35.4
Operating lease income	33.1	36.8
Cash management fees	28.4	24.3
Customer interest rate swap income, net	4.3	12.7
Other non-interest income	51.9	78.2

Total non-interest income	294.0	314.5

Non-interest expense:
Compensation and benefits	518.1	508.2
Occupancy and equipment	149.3	148.1
Professional and outside services	91.2	88.3
Amortization of other acquisition-related intangible assets	28.7	31.1
Regulatory assessments	22.5	25.8
Operating lease expense	22.4	27.9
Other non-interest expense	73.9	88.3

Total non-interest expense (1)	906.1	917.7

Income before income tax expense	567.3	448.7
Income tax expense	112.3	83.8

Net income	455.0	364.9
Preferred stock dividend	10.5	10.5

Net income available to common shareholders	$444.5	$354.4

Earnings per common share:
Basic	$1.06	$0.84
Diluted	1.05	0.84

(1)

Total non-interest expense includes $37.1 million and $41.0 million of non-operating expenses for the nine months ended September 30, 2021 and 2020, respectively. See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16.

People’s United Financial, Inc.

AVERAGE BALANCE SHEET, INTEREST AND YIELD/RATE ANALYSIS (1)

	September 30, 2021			June 30, 2021			September 30, 2020
Three months ended	Average		Yield/	Average		Yield/	Average		Yield/
(dollars in millions)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Short-term investments	$6,999.3	$2.8	0.16%	$5,468.5	$1.3	0.09%	$841.5	$0.4	0.19%
Securities (2)	10,432.0	59.1	2.27	10,418.3	57.6	2.21	7,922.4	52.5	2.65
Loans:
Commercial real estate	12,906.9	96.5	2.99	13,434.9	101.6	3.02	13,853.1	110.5	3.19
Commercial and industrial	12,759.6	106.6	3.34	13,570.0	110.5	3.26	14,419.8	113.0	3.13
Equipment financing	5,001.7	62.3	4.99	4,933.7	62.5	5.07	4,876.4	65.4	5.37
Residential mortgage	7,437.6	58.9	3.16	7,828.0	64.4	3.29	9,408.0	82.4	3.51
Home equity and other consumer	1,828.2	15.2	3.32	1,916.2	16.2	3.39	2,296.0	19.9	3.47

Total loans	39,934.0	339.5	3.40	41,682.8	355.2	3.41	44,853.3	391.2	3.49

Total earning assets	57,365.3	$401.4	2.80%	57,569.6	$414.1	2.88%	53,617.2	$444.1	3.31%

Other assets	6,511.1			6,360.5			7,676.2

Total assets	$63,876.4			$63,930.1			$61,293.4

Liabilities and stockholders’ equity:
Deposits:
Non-interest-bearing	$16,469.5	$—	—%	$16,324.6	$—	—%	$13,753.8	$—	—%
Savings, interest-bearing checking and money market	32,030.8	8.9	0.11	32,088.4	10.1	0.13	28,970.0	16.4	0.23
Time	4,322.2	6.2	0.57	4,627.6	7.0	0.61	6,817.8	20.1	1.18

Total deposits	52,822.5	15.1	0.11	53,040.6	17.1	0.13	49,541.6	36.5	0.29

Borrowings:
Federal Home Loan Bank advances	569.6	1.1	0.79	569.7	1.0	0.70	640.5	1.3	0.79
Customer repurchase agreements	370.5	0.1	0.10	379.6	0.1	0.11	382.6	0.2	0.18
Federal funds purchased	—	—	—	62.6	—	0.09	260.1	—	0.08

Total borrowings	940.1	1.2	0.52	1,011.9	1.1	0.44	1,283.2	1.5	0.46

Notes and debentures	1,001.7	7.2	2.85	1,003.6	7.2	2.89	1,014.0	7.4	2.92

Total funding liabilities	54,764.3	$23.5	0.17%	55,056.1	$25.4	0.19%	51,838.8	$45.4	0.35%

Other liabilities	1,332.8			1,239.8			1,653.3

Total liabilities	56,097.1			56,295.9			53,492.1
Stockholders’ equity	7,779.3			7,634.2			7,801.3

Total liabilities and stockholders’ equity	$63,876.4			$63,930.1			$61,293.4

Net interest income/spread (3)		$377.9	2.63%		$388.7	2.69%		$398.7	2.96%

Net interest margin			2.64%			2.70%			2.97%

(1)	Average yields earned and rates paid are annualized.
(2)	Average balances and yields for securities are based on amortized cost.
(3)	The fully taxable equivalent adjustment was $7.6 million, $7.8 million and $7.3 million for the three months ended September 30, 2021, June 30, 2021 and September 30, 2020, respectively.

People’s United Financial, Inc.

AVERAGE BALANCE SHEET, INTEREST AND YIELD/RATE ANALYSIS (1)

	September 30, 2021			September 30, 2020
Nine months ended	Average		Yield/	Average		Yield/
(dollars in millions)	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Short-term investments	$5,829.9	$5.3	0.12%	$635.9	$2.6	0.55%
Securities (2)	10,140.2	173.4	2.28	8,061.0	163.3	2.70
Loans:
Commercial real estate	13,206.3	296.9	3.00	14,219.8	382.5	3.59
Commercial and industrial	13,544.0	335.5	3.30	13,065.7	337.6	3.44
Equipment financing	4,941.5	187.6	5.06	4,908.5	201.2	5.47
Residential mortgage	7,861.4	193.5	3.28	9,820.4	258.0	3.50
Home equity and other consumer	1,926.4	47.9	3.31	2,475.7	70.7	3.81

Total loans	41,479.6	1,061.4	3.41	44,490.1	1,250.0	3.75

Total earning assets	57,449.7	$1,240.1	2.88%	53,187.0	$1,415.9	3.55%

Other assets	6,504.1			7,395.1

Total assets	$63,953.8			$60,582.1

Liabilities and stockholders’ equity:
Deposits:
Non-interest-bearing	$16,207.1	$—	—%	$12,233.7	$—	—%
Savings, interest-bearing checking and money market	31,980.5	31.8	0.13	27,111.2	77.5	0.38
Time	4,725.4	23.1	0.65	8,046.8	79.6	1.32

Total deposits	52,913.0	54.9	0.14	47,391.7	157.1	0.44

Borrowings:
Federal Home Loan Bank advances	569.7	3.1	0.74	1,639.6	12.6	1.02
Customer repurchase agreements	390.8	0.4	0.11	356.0	0.9	0.35
Federal funds purchased	70.5	—	0.09	847.7	5.4	0.85

Total borrowings	1,031.0	3.5	0.46	2,843.3	18.9	0.89

Notes and debentures	1,004.3	21.6	2.87	1,009.1	24.5	3.24

Total funding liabilities	54,948.3	$80.0	0.19%	51,244.1	$200.5	0.52%

Other liabilities	1,331.7			1,550.5

Total liabilities	56,280.0			52,794.6
Stockholders’ equity	7,673.8			7,787.5

Total liabilities and stockholders’ equity	$63,953.8			$60,582.1

Net interest income/spread (3)		$1,160.1	2.69%		$1,215.4	3.03%

Net interest margin			2.69%			3.05%

(1)	Average yields earned and rates paid are annualized.
(2)	Average balances and yields for securities are based on amortized cost.
(3)	The fully taxable equivalent adjustment was $23.0 million and $22.4 million for the nine months ended September 30, 2021 and 2020, respectively.

People’s United Financial, Inc.

NON-PERFORMING ASSETS

	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
(dollars in millions)	2021	2021	2021	2020	2020
Non-accrual loans:
Commercial:
Commercial real estate	$98.7	$96.1	$90.2	$60.4	$85.3
Commercial and industrial	57.2	57.0	69.2	76.4	86.7
Equipment financing	99.2	107.2	118.1	109.3	49.0

Total Commercial	255.1	260.3	277.5	246.1	221.0

Retail:
Residential mortgage	49.1	49.5	56.9	62.3	62.9
Home equity	16.3	18.1	18.7	20.5	22.1
Other consumer	—	0.1	0.2	0.2	0.2

Total Retail	65.4	67.7	75.8	83.0	85.2

Total non-accrual loans (1)	320.5	328.0	353.3	329.1	306.2

Real estate owned:
Residential	1.6	1.6	1.5	3.2	1.9
Commercial	—	3.5	3.5	3.6	3.6

Total real estate owned	1.6	5.1	5.0	6.8	5.5

Repossessed assets	7.4	5.6	5.4	5.7	9.7

Total non-performing assets	$329.5	$338.7	$363.7	$341.6	$321.4

Non-accrual loans as a percentage of total loans	0.81%	0.79%	0.83%	0.75%	0.68%
Non-performing assets as a percentage of:
Total loans, real estate owned and repossessed assets	0.83	0.82	0.85	0.78	0.71
Tangible stockholders’ equity and allowance for credit losses	6.20	6.43	7.05	6.59	6.41

(1)

Reported net of government guarantees totaling $1.1 million at September 30, 2021, $1.2 million at June 30, 2021, $2.5 million at March 31, 2021, $2.5 million at December 31, 2020 and $2.4 million at September 30, 2020.

People’s United Financial, Inc.

PROVISION AND ALLOWANCE FOR CREDIT LOSSES ON LOANS

	Three Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept 30,
(dollars in millions)	2021	2021	2021	2020	2020
Allowance for credit losses on loans:
Balance at beginning of period	$348.1	$399.1	$425.1	$423.8	$414.0

Charge-offs	(13.2)	(13.9)	(17.8)	(16.7)	(19.3)
Recoveries	5.5	3.6	5.4	3.3	2.0

Net loan charge-offs	(7.7)	(10.3)	(12.4)	(13.4)	(17.3)
Provision for credit losses on loans	12.0	(40.7)	(13.6)	14.7	27.1

Balance at end of period	$352.4	$348.1	$399.1	$425.1	$423.8

Allowance for credit losses on loans as a percentage of:
Total loans	0.89%	0.84%	0.93%	0.97%	0.94%
Non-accrual loans	109.9	106.1	113.0	129.1	138.4

NET LOAN CHARGE-OFFS (RECOVERIES)

	Three Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
(dollars in millions)	2021	2021	2021	2020	2020
Commercial:
Commercial real estate	$3.7	$0.8	$5.8	$0.1	$4.1
Commercial and industrial	0.3	3.0	(0.5)	6.6	6.9
Equipment financing	4.2	6.9	7.2	6.8	6.2

Total	8.2	10.7	12.5	13.5	17.2

Retail:
Residential mortgage	(0.7)	(0.4)	(0.3)	(0.3)	(0.2)
Home equity	(0.1)	(0.2)	(0.2)	—	—
Other consumer	0.3	0.2	0.4	0.2	0.3

Total	(0.5)	(0.4)	(0.1)	(0.1)	0.1

Total net loan charge-offs	$7.7	$10.3	$12.4	$13.4	$17.3

Net loan charge-offs to average total loans (annualized)	0.08%	0.10%	0.12%	0.12%	0.15%

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP

In addition to evaluating People’s United Financial Inc. (“People’s United”) results of operations in accordance with U.S. generally accepted accounting principles (“GAAP”), management routinely supplements its evaluation with an analysis of certain non-GAAP financial measures, such as the efficiency and tangible common equity ratios, tangible book value per common share and operating earnings metrics. Management believes these non-GAAP financial measures provide information useful to investors in understanding People’s United’s underlying operating performance and trends, and facilitates comparisons with the performance of other financial institutions. Further, the efficiency ratio and operating earnings metrics are used by management in its assessment of financial performance, including non-interest expense control, while the tangible common equity ratio and tangible book value per common share are used to analyze the relative strength of People’s United’s capital position.

The efficiency ratio, which represents an approximate measure of the cost required by People’s United to generate a dollar of revenue, is the ratio of (i) total non-interest expense (excluding operating lease expense, goodwill impairment charges, amortization of other acquisition-related intangible assets, losses on real estate assets and non-recurring expenses) (the numerator) to (ii) net interest income on a fully taxable equivalent (“FTE”) basis plus total non-interest income (including the FTE adjustment on bank-owned life insurance (“BOLI”) income, the netting of operating lease expense and excluding gains and losses on sales of assets other than residential mortgage loans and acquired loans, and non-recurring income) (the denominator). People’s United generally considers an item of income or expense to be non-recurring if it is not similar to an item of income or expense of a type incurred within the last two years and is not similar to an item of income or expense of a type reasonably expected to be incurred within the following two years.

Operating earnings exclude from net income available to common shareholders those items that management considers to be of such a non-recurring or infrequent nature that, by excluding such items (net of income taxes), People’s United’s results can be measured and assessed on a more consistent basis from period to period. Items excluded from operating earnings, which include, but are not limited to: (i) non-recurring gains/losses; (ii) merger-related expenses, including acquisition integration and other costs; (iii) writedowns of banking house assets and related lease termination costs; (iv) severance-related costs; and (v) charges related to executive-level management separation costs, are generally also excluded when calculating the efficiency ratio. Operating earnings per common share (“EPS”) is derived by determining the per common share impact of the respective adjustments to arrive at operating earnings and adding (subtracting) such amounts to (from) diluted EPS, as reported. Operating return on average assets is calculated by dividing operating earnings (annualized) by average total assets. Operating return on average tangible common equity is calculated by dividing operating earnings (annualized) by average tangible common equity. The operating common dividend payout ratio is calculated by dividing common dividends paid by operating earnings for the respective period.

Pre-provision net revenue is a useful financial measure as it enables an assessment of the Company’s ability to generate earnings to cover credit losses through a credit cycle as well as providing an additional basis for comparing the Company’s results of operation between periods by isolating the impact of the provision for credit losses, which can vary significantly between periods.

The tangible common equity ratio is the ratio of (i) tangible common equity (total stockholders’ equity less preferred stock, goodwill and other acquisition-related intangible assets) (the numerator) to (ii) tangible assets (total assets less goodwill and other acquisition-related intangible assets) (the denominator). Tangible book value per common share is calculated by dividing tangible common equity by common shares (total common shares issued, less common shares classified as treasury shares and unallocated Employee Stock Ownership Plan (“ESOP”) common shares).

In light of diversity in presentation among financial institutions, the methodologies used by People’s United for determining the non-GAAP financial measures discussed above may differ from those used by other financial institutions.

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP - Continued

OPERATING NON-INTEREST EXPENSE AND EFFICIENCY RATIO

	Three Months Ended					Nine Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,	Sept. 30,	Sept. 30,
(dollars in millions)	2021	2021	2021	2020	2020	2021	2020
Total non-interest expense	$289.2	$305.0	$311.9	$646.4	$293.6	$906.1	$917.7

Adjustments to arrive at operating non-interest expense:
Merger-related expenses	(4.7)	(9.2)	(7.5)	(4.9)	(4.6)	(21.4)	(41.0)
Stop & Shop contract termination costs	(1.6)	(2.0)	(12.1)	—	—	(15.7)	—
Goodwill impairment charge	—	—	—	(353.0)	—	—	—

Total	(6.3)	(11.2)	(19.6)	(357.9)	(4.6)	(37.1)	(41.0)

Operating non-interest expense	282.9	293.8	292.3	288.5	289.0	869.0	876.7

Adjustments:
Amortization of other acquisition-related intangible assets	(8.9)	(8.8)	(11.0)	(9.7)	(10.2)	(28.7)	(31.1)
Operating lease expense	(7.0)	(7.6)	(7.8)	(8.5)	(9.3)	(22.4)	(27.9)
Other (1)	(1.2)	(1.3)	(1.7)	(1.3)	(5.1)	(4.2)	(8.9)

Total non-interest expense for efficiency ratio	$265.8	$276.1	$271.8	$269.0	$264.4	$813.7	$808.8

Net interest income (FTE basis)	$377.9	$388.7	$393.5	$390.2	$398.7	$1,160.1	$1,215.4
Total non-interest income	100.4	99.0	94.6	178.2	101.1	294.0	314.5

Total revenues	478.3	487.7	488.1	568.4	499.8	1,454.1	1,529.9
Adjustments:
Operating lease expense	(7.0)	(7.6)	(7.8)	(8.5)	(9.3)	(22.4)	(27.9)
BOLI FTE adjustment	1.0	0.7	0.6	0.9	0.8	2.3	2.6
Gain on sale of business, net of expenses	—	—	—	(75.9)	—	—	—
Other (2)	(4.0)	—	(1.1)	—	(0.1)	(5.1)	(0.4)

Total revenues for efficiency ratio	$468.3	$480.8	$479.8	$484.9	$491.2	$1,428.9	$1,504.2

Efficiency ratio	56.8%	57.4%	56.6%	55.5%	53.8%	56.9%	53.8%

(1)	Items classified as “other” and deducted from non-interest expense for purposes of calculating the efficiency ratio include certain franchise taxes and real estate owned expenses.
(2)

Items classified as “other” and deducted from total revenues for purposes of calculating the efficiency ratio include, as applicable, asset write-offs and gains/losses associated with the sale of branch locations.

PRE-PROVISION NET REVENUE

	Three Months Ended					Nine Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,	Sept. 30,	Sept. 30,
(in millions)	2021	2021	2021	2020	2020	2021	2020
Net interest income	$370.3	$380.9	$385.9	$382.8	$391.4	$1,137.1	$1,193.0
Non-interest income	100.4	99.0	94.6	178.2	101.1	294.0	314.5
Non-interest expense	(289.2)	(305.0)	(311.9)	(646.4)	(293.6)	(906.1)	(917.7)

Pre-provision net revenue	181.5	174.9	168.6	(85.4)	198.9	525.0	589.8
Non-operating income	—	—	—	(75.9)	—	—	—
Non-operating expense	6.3	11.2	19.6	357.9	4.6	37.1	41.0

Operating pre-provision net revenue	$187.8	$186.1	$188.2	$196.6	$203.5	$562.1	$630.8

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP - Continued

OPERATING EARNINGS

	Three Months Ended					Nine Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,	Sept. 30,	Sept. 30,
(dollars in millions, except per common share data)	2021	2021	2021	2020	2020	2021 (1)	2020
Net income (loss) available to common shareholders	$136.2	$167.3	$141.0	$(148.8)	$141.1	$444.5	$354.4

Adjustments to arrive at operating earnings:
Merger-related expenses	4.7	9.2	7.5	4.9	4.6	21.4	41.0
Stop & Shop contract termination costs	1.6	2.0	12.1	—	—	15.7	—
Goodwill impairment charge (2)	—	—	—	353.0	—	—	—
Gain on sale of business, net of expenses	—	—	—	(75.9)	—	—	—

Total pre-tax adjustments	6.3	11.2	19.6	282.0	4.6	37.1	41.0
Tax effect (2)	(1.4)	(2.4)	(4.1)	14.5	(1.0)	(7.9)	(8.6)

Total adjustments, net of tax	4.9	8.8	15.5	296.5	3.6	29.2	32.4

Operating earnings	$141.1	$176.1	$156.5	$147.7	$144.7	$473.7	$386.8

Diluted EPS, as reported	$0.32	$0.39	$0.33	$(0.35)	$0.34	$1.05	$0.84

Adjustments to arrive at operating EPS:
Merger-related expenses	0.01	0.02	0.02	0.01	—	0.05	0.07
Stop & Shop contract termination costs	—	—	0.02	—	—	0.02	—
Goodwill impairment charge (2)	—	—	—	0.83	—	—	—
Gain on sale of business, net of expenses	—	—	—	(0.14)	—	—	—

Total adjustments per common share	0.01	0.02	0.04	0.70	—	0.07	0.07

Operating EPS	$0.33	$0.41	$0.37	$0.35	$0.34	$1.12	$0.91

Average total assets	$63,876	$63,930	$64,057	$62,396	$61,293	$63,954	$60,582

Operating return on average assets (annualized)	0.88%	1.10%	0.98%	0.95%	0.94%	0.99%	0.85%

(1)	The sum of the quarterly amounts for certain line items may not equal the nine months amounts due to rounding.
(2)	The goodwill impairment charge for the three months ended December 31, 2020 is non-tax-deductible.

OPERATING RETURN ON AVERAGE TANGIBLE COMMON EQUITY

	Three Months Ended					Nine Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,	Sept. 30,	Sept. 30,
(dollars in millions)	2021	2021	2021	2020	2020	2021	2020
Operating earnings	$141.1	$176.1	$156.5	$147.7	$144.7	$473.7	$386.8

Average stockholders’ equity	$7,779	$7,634	$7,606	$7,884	$7,801	$7,674	$7,788
Less: Average preferred stock	244	244	244	244	244	244	244

Average common equity	7,535	7,390	7,362	7,640	7,557	7,430	7,544
Less: Average goodwill and average other acquisition-related intangible assets	2,822	2,831	2,842	3,213	3,249	2,831	3,259

Average tangible common equity	$4,713	$4,559	$4,520	$4,427	$4,308	$4,599	$4,285

Operating return on average tangible common equity (annualized)	12.0%	15.4%	13.8%	13.3%	13.4%	13.7%	12.0%

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP - Continued

OPERATING COMMON DIVIDEND PAYOUT RATIO

	Three Months Ended					Nine Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,	Sept. 30,	Sept. 30,
(dollars in millions)	2021	2021	2021	2020	2020	2021	2020
Common dividends paid	$77.4	$77.3	$75.7	$75.6	$75.7	$230.4	$228.5

Operating earnings	$141.1	$176.1	$156.5	$147.7	$144.7	$473.7	$386.8

Operating common dividend payout ratio	54.8%	43.9%	48.4%	51.2%	52.3%	48.6%	59.1%

TANGIBLE COMMON EQUITY RATIO

	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
(dollars in millions)	2021	2021	2021	2020	2020
Total stockholders’ equity	$7,783	$7,750	$7,592	$7,603	$7,831
Less: Preferred stock	244	244	244	244	244

Common equity	7,539	7,506	7,348	7,359	7,587
Less: Goodwill and other acquisition-related intangible assets	2,817	2,826	2,835	2,846	3,244

Tangible common equity	$4,722	$4,680	$4,513	$4,513	$4,343

Total assets	$63,673	$63,341	$64,172	$63,092	$60,871
Less: Goodwill and other acquisition-related intangible assets	2,817	2,826	2,835	2,846	3,244

Tangible assets	$60,856	$60,515	$61,337	$60,246	$57,627

Tangible common equity ratio	7.8%	7.7%	7.4%	7.5%	7.5%

TANGIBLE BOOK VALUE PER COMMON SHARE

	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
(in millions, except per common share data)	2021	2021	2021	2020	2020
Tangible common equity	$4,722	$4,680	$4,513	$4,513	$4,343

Common shares issued	536.75	536.75	536.20	533.68	533.67
Less: Shares classified as treasury shares	108.98	108.98	108.98	109.00	109.00

Common shares outstanding	427.77	427.77	427.22	424.68	424.67
Less: Unallocated ESOP shares	5.31	5.40	5.49	5.57	5.66

Common shares	422.46	422.37	421.73	419.11	419.01

Tangible book value per common share	$11.18	$11.08	$10.70	$10.77	$10.37